Exhibit 99.1

For Immediate Release


        ANCHOR BANCORP WISCONSIN INC. RECEIVES NOTICE FROM NASDAQ OF
          INTENTION TO DELIST ITS COMMON STOCK DUE TO LATE FILING;
                       ANCHOR BANCORP WISCONSIN INC.
              WILL REQUEST HEARING WHICH WILL DEFER DELISTING


     MADISON, WI (July 6, 2005) - Anchor BanCorp Wisconsin Inc. (NASDAQ: ABCW) announced today that on July 1, 2005, the Company received a notice from the Listing Qualifications Department of The Nasdaq Stock Market ("Nasdaq") stating that because Nasdaq had not received the Company's Annual Report on Form 10-K for the year ended March 31, 2005 (the "Form 10-K"), the Company's common stock will be subject to delisting on Nasdaq at the opening of business on July 12, 2005 unless the Company requests a hearing in accordance with applicable rules. The Company intends to request a hearing with a Nasdaq Listing Qualifications Panel (the "Panel") to appeal the delisting. There can be no assurance that the Panel will grant the Company's request for continued listing. The Company's common stock will remain listed pending the appeal. As a result of the Company's filing delinquency, a fifth character "E" will be appended to the Nasdaq trading symbol for the common stock. Accordingly, the trading symbol of the Company's common stock was changed from "ABCW" to "ABCWE" at the opening of business on July 6, 2005.

     The Company previously reported that it was notified by Ernst & Young LLP, the Company's independent registered public accounting firm, that disclosure should be made and action taken by the Company to prevent future reliance on previously-issued audit reports and completed interim reviews of Ernst & Young LLP related to the Company's consolidated financial statements for fiscal 2005, 2004 and 2003 (including interim periods therein) and prior financial statements included in annual and quarterly reports on Forms 10-K and 10-Q filed by the Company with the SEC because of material adjustments which were required as a result of the Company's incorrect accounting for loans originated by the Company through the Mortgage Partnership Finance ("MPF") 100 program of the Federal Home Loan Bank of Chicago. Ernst & Young LLP stated its conclusion that the Company has a material weakness in its system of internal controls over financial reporting related to the accounting for the Company's participation in the MPF 100 program.

     The corrections which are necessary to restate the Company's financial statements generally relate to the timing of the recognition of income from its participation in the MPF program and do not reflect a change in the underlying economics of the Company's participation in the MPF program, the Company's business or its future prospects.

      The Company previously filed a Form 12b-25 with the SEC to report a delay in the filing of the Form 10-K. Because of the additional work necessary to restate the Company's financial statements, the Company was not able to file its Form 10-K by the due date of June 29, 2005.


The Company expects that it will file its Form 10-K late, but expects to be able to file the Form 10-K in July 2005.

     This news release contains certain forward-looking statements with respect to the financial condition, results of operations and business of Anchor BanCorp. Forward-looking statements are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, changes in general economic conditions, interest rates, deposit flows, loan demand, asset quality, competition, legislation or regulation and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and accounting factors affecting Anchor BanCorp's operations. Investors are encouraged to access Anchor BanCorp's periodic reports filed with the Securities and Exchange Commission for financial and business information regarding Anchor BanCorp, including information which could affect Anchor BanCorp's forward-looking statements. The forward-looking statements in this news release speak only as of the date of the release, and Anchor BanCorp assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.


























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